EMPLOYMENT AGREEMENT



      THIS EMPLOYMENT AGREEMENT is made effective as of June 8, 1994, by and between Ross Stores, Inc. (the
"Company")  and  Norman  A. Ferber  (the  "Executive").   The
Executive is presently employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to an employment contract of March 17, 1989, as amended in or about April 1991 and April 1992 (the "Initial Contract"), and it is now the intention of the Company and the Executive to enter into a new employment agreement and to terminate the Initial Contract. Accordingly, the Company and the Executive hereby terminate the Initial Contract and enter into this Agreement.

      1.    Term.   The  employment of the Executive  by  the
Company will continue as of the date hereof and end on February 3, 1997, unless extended or terminated in accordance with this Agreement. During August 1996, and during August every other year thereafter (every two years) for so long as the Executive is employed by the Company, upon the written request of the Executive the Board of Directors of the Company (the "Board") shall consider extending the Executive's employment with the Company. Such request must be delivered to the Chairman of the Compensation Committee no later than the July 31st which precedes the August in which the requested extension will be considered. The Board shall advise the Executive, in writing, on or before the September 1st following its consideration of the Executive's written request, whether it approves of such extension. The failure of the Board to provide such written advice shall constitute approval of the Executive's request for extension. If the Executive's request for an extension is approved, this Agreement shall be extended two additional years.

      2. Position and Duties. The Executive shall continue to serve as the Chairman of the Board and Chief Executive Officer of the Company with overall responsibility for the Company's corporate policy-making and the accomplishment of its plans and objectives until January 27, 1996, and, at the option of the Executive, will serve as the Chairman of the Board after January 27, 1996, all on a mutually-agreeable work schedule (which after January 31, 1995, will be reduced from its present level of time commitment). The Executive shall report directly to the Company's Board and shall himself be a member of such Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company while acting as Chief Executive Officer. During the term of his employment, the Executive may engage in outside activities provided those activities do not conflict with his duties and responsibilities hereunder, and provided further that the Executive gives written notice to the Board of any significant outside business activity in which he plans to become involved, whether or not such activity is pursued for profit. The Executive may not render services to or invest in any business competitive with any existing or contemplated business of the Company except with respect to personal investments in securities, limited partnerships or similar passive investment interests that are publicly traded.

       begin page 2

      3. Place of Performance. The Executive shall be employed at the principal executive or operational offices of the Company except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

     4.   Compensation and Related Matters.

           a. Salary. During his employment the Company shall pay the Executive a salary of not less than $515,000 per annum. This salary shall be payable in equal installments in accordance with the Company's normal payroll practices applicable to senior officers. Subject to the first sentence of this paragraph, the Executive's salary may be adjusted from time to time by the Board in accordance with normal business practices of the Company.

           b. Bonus. During his employment the Company shall continue to pay the Executive an annual bonus in accordance with the terms of the existing bonus incentive plan that covers the Executive (or any replacement plan of substantially equivalent or greater value that may subsequently be established and in effect at the time for such action).

          c. Expenses. During his employment the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, including all reasonable expenses of travel and living while away from home, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

           d. Other Benefits. The Executive shall be entitled to continue to participate in all of the Company's employee benefit plans and arrangements in effect on the date hereof in which the Executive now participates (including without limitation each pension and retirement plan and arrangement, supplemental pension and retirement plan, deferred compensation plan, short-term and long-term incentive plan, stock option plan, life insurance and health-and-accident plan and arrangement, medical insurance plan, physical examination program, dental care plan, accidental death and disability plan, survivor income plan, relocation plan, financial, tax and legal counseling programs, and vacation plan). The Company shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all senior executives of the Company and does not result in a proportionately greater reduction in the rights of, or benefits to, the Executive as compared with any other senior executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans and arrangements. Except as otherwise specifically provided herein, nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be in lieu of the salary or bonus payable under subsections (a) and (b).

          e. Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days,

       begin page 3

determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives. Unused vacation days shall not be forfeited once they have been earned and, if still unused at the time of the Executive's termination of employment with the Company, shall be promptly paid to the
Executive at their then-current value, based on the Executive's rate of pay at the time of his termination of employment.

          f. Services Furnished. The Company shall furnish the Executive with office space and such services as are suitable to the Executive's position and adequate for the performance of his duties.

     5. Offices. The Executive agrees to serve, if elected or appointed thereto, as a director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's by-laws and applicable state law.

     6.   Confidential Information.

           a. The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained while in the employ of the Company, including, without limitation, any of the Company's inventions, processes, methods of distribution or customers or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or from disclosure required by law or court order.

           b. The Executive agrees that upon leaving the Company's employ he will make himself reasonably available to answer questions from Company officers regarding his former duties and responsibilities and the knowledge he obtained in connection therewith. In addition, he will not take with him, without the prior written consent of any officer authorized to act in the matter by the Board, any study, memoranda, drawing, blueprint, specification or other document of the Company, its subsidiaries, affiliates and divisions, which is of a confidential nature relating to the Company, its subsidiaries, affiliates and divisions.

      7. Termination. The Executive's employment may be terminated during the term of this Agreement only as follows:

           a. Death. The Executive's employment shall terminate upon his death. A termination of employment pursuant to this paragraph 7(a) shall be deemed an involuntary termination for purposes of this Agreement or any plan or practice of the Company.

       begin page 4

            b. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months, and within thirty days after written notice of termination is given by the Company or the Executive (which may occur before or after the end of such six-month period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Executive's employment shall terminate. A termination of employment pursuant to this paragraph 7(b) shall be deemed an involuntary termination for purposes of this Agreement or any plan or practice of the Company.

            c. Cause. The Company may terminate the Executive's employment for Cause. The Company shall have "Cause" to terminate the Executive's employment upon (A) the continued failure by the Executive to substantially perform his duties hereunder (other than a failure resulting from a disability as defined in subsection (b)) after written notice is delivered by the Company that specifically identifies the manner in which the Executive has not substantially performed his duties, or (B) the engaging by the Executive in knowing, illegal or grossly negligent conduct which is materially injurious to the Company monetarily or otherwise.

           d. Without Cause. The Company may terminate the Executive's employment at any time without cause. A termination "without cause" is a termination of the Executive's employment by the Company for any reason other than those set forth in subsections (a)[Death],
(b)[Disability] or (c)[For Cause] of this paragraph.

           e. Termination by the Executive for Good Reason. The Executive may terminate his employment with the Company for Good Reason which shall be deemed to occur if he terminates his employment within six months after (i) written notice of a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within ten days after such written notice of noncompliance has been given by the Executive to the Company, or (ii) a significant diminishment in the nature or scope of the authority, power, function or duty attached to the position which the Executive currently maintains without the express written consent of the Executive.

           f. Termination Following Change of Control. The Executive may terminate his employment with the Company within six months after a Change of Control, which shall be deemed to have occurred in the event of: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, in a single or series of related transactions, after which sale or exchange the stockholders of the Company immediately prior to such transaction(s) do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; (ii) a merger in which the Company is a party after which merger the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving company; or (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting

       begin page 5

stock of the corporation(s) to which the assets were transferred). Provided, however, that the Executive shall not be entitled to terminate his employment under this subsection in the event that the purchaser of the Company, or any successor by merger, consolidation or otherwise, or the entity to which all or a significant portion of the Company's assets have been transferred, shall have expressly assumed in writing all duties and obligations of the Company under this Agreement.

           g. Voluntary Termination. The Executive may voluntarily terminate his employment with the Company at any time. A termination of employment by the Executive pursuant to paragraph 7(e)[For Good Reason] or (f)[Change of Control] shall not be deemed a voluntary termination by the Executive for purposes of this Agreement or any plan or practice of the Company but shall be deemed an involuntary termination.

           h. Non-Renewal. If the Executive fails to request an extension of this Agreement in accordance with paragraph 1, or if the Board shall fail to approve such request, this Agreement shall automatically expire at the end of its term. Such expiration shall not entitle the Executive to any compensation or benefits except as earned by the Executive through the date of expiration of this Agreement. The parties shall have no further obligations to each other thereafter except as set forth in paragraphs 6, 9(f) and 12.

     8.   Notice and Effective Date of Termination.

           a. Notice. Any termination of the Executive's employment by the Company or by the Executive during the term of this Agreement (other than as a result of death) shall be communicated by written notice of termination to the other party hereto. Such notice shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under that provision.

          b.   Date of Termination.   The date of termination
shall be:

                               (i)        if  the Executive's
employment is terminated by his death, the date of his death;

                 (ii)   if  the  Executive's  employment   is
terminated pursuant to paragraph 7(b)[Disability], the date of termination shall be the 31st day following delivery of the notice of termination;

                 (iii)   if  the  Executive's  employment  is
terminated for any other reason by either party, the date on which a notice of termination is delivered to the other party; and

                (iv)  if  the Agreement expires  pursuant  to
paragraph    7(h)[Non-Renewal],   the   parties'   employment
relationship shall terminate on the last day of the term of this Agreement without any notice.

       begin page 6


     9.   Compensation and Benefits Upon Termination.

           a.    Death, Disability, Without Cause or For Good
Reason. If the Executive's employment terminates pursuant to paragraph 7(a)[Death], (b)[Disability], (d)[Without Cause] or
(e)[For Good Reason], the Company shall:

                (i)   Salary:   continue to pay the Executive
(or his designee or estate) his then-current salary through the remaining term of this Agreement as defined in paragraph
1;

                (ii) Bonus: continue to pay the Executive (or his designee or estate) an annual bonus(es) throughout such remaining term; each such bonus shall be in an amount equal to the greater of (A) the Executive's bonus during the year prior to his termination or (B) the bonus that the Executive would have earned under the Company's bonus plan in the year that he was terminated had he remained in its employment; provided, however, that such post-termination bonuses shall not exceed the lesser of the 100% targeted amounts for those bonus payments in the prior and then-current year, and such bonuses shall not be paid until due under the Company's present bonus plan;

                (iii)     Stock Options: with respect to  any
stock options granted to the Executive by the Company, the Executive shall immediately become vested in any unvested stock options upon such termination; and

                (iv) Restricted Stock: with respect to any restricted stock granted to the Executive by the Company which has not become vested as of such termination, the Executive shall immediately become vested in a pro rata portion of such unvested stock in accordance with the terms of the applicable stock grant agreements.

      The Company shall have no further obligations to the Executive as a result of such termination except as set forth in paragraphs 9(f) and 12.

           b. For Cause. If the Executive's employment is terminated for cause as defined in paragraph 7(c)(A)[Failure to Perform], the Executive shall receive the post-termination compensation and benefits described in paragraph 9(a)[Compensation and Benefits Upon Death, Disability, Termination Without Cause or For Good Reason]. If the Executive's employment is terminated for cause as defined in paragraph 7(c)(B)[Materially Injurious Conduct], he shall only receive the post-termination compensation and benefits described in paragraph 9(d)[Compensation and Benefits Upon Voluntary Termination].

           c. Change of Control. Upon a Change of Control (whether or not the Executive's employment terminates), the Executive shall immediately become vested in any shares of restricted stock granted to the Executive by the Company which had not vested prior to the Change of Control in accordance with the terms of the applicable stock grant agreements. In addition, if the Executive's employment terminates pursuant to paragraph 7(f)[Change of Control], the Company shall:

       begin page 7


                (i)   Salary:   continue to pay the Executive
(or his designee or estate) his then-current salary through the remaining term of this Agreement as defined in paragraph
1;

                (ii) Bonus: continue to pay the Executive (or his designee or estate) his annual bonus(es) throughout such remaining term; each such bonus shall be in an amount equal to the greater of (A) the Executive's bonus during the year prior to his termination or (B) the bonus that the Executive would have earned under the Company's bonus plan in the year that he was terminated had he remained in its employment; provided, however, that such post-termination bonuses shall not exceed the lesser of the 100% targeted amounts for those bonus payments in the prior and then-current year, and such bonuses shall not be paid until due under the Company's present bonus plan; and

                (iii)     Stock Options: with respect to  any
stock options granted to the Executive by the Company, the Executive shall immediately become vested in any unvested stock options upon such termination.

The Company shall reimburse the Executive for any excise taxes paid by the Executive pursuant to Internal Revenue Code section 4999 as a result of any "excess parachute payments" that he receives from the Company as determined under section 280G of said Code. This reimbursement shall not include any additional amount to cover the Executive's income or other taxes on such reimbursement. The Company shall have no further obligations to the Executive as a result of such termination.

           d. Voluntary Termination. If the Executive terminates his employment pursuant to paragraph 7(g)[Voluntary Termination], he shall be paid his salary through his termination date and not thereafter. He shall not be entitled to any bonus payments which were not fully earned prior to his termination date, and he shall not be entitled to any pro-rated bonus payment for the year in which he terminates his employment. Any stock options granted to him by the Company will continue to vest only through the date of his termination (provided, however, that if the Executive's voluntary termination occurs within six months of a Change of Control, the Executive shall immediately become fully-vested in any unvested stock options previously granted to him by the Company) and any restricted stock that was granted to the Executive by the Company which is unvested as of the date of his termination will automatically be reacquired by the Company and the Executive shall have no further rights with respect to such restricted stock. The Company shall have no further obligations to the Executive as a result of such termination.

          e.   Non-Renewal.   If the Agreement expires as set
forth in paragraph 7(h)[Non-Renewal], the Company shall have no further obligations to the Executive except as set forth in paragraphs 9(f) and 12.

            f.     Continued  Insurance  Coverage  Upon   Any
Termination. In the event that the parties' employment relationship terminates for any of the reasons set forth in paragraph 7 (death, disability, for cause, without cause, for good reason, change of control, voluntary termination or non-renewal) the Company shall continue the Executive's

       begin page 8

(and/or his eligible dependents) Health Care and Executive Health Care coverage under the Company's benefit program at no cost to the Executive for a five year period, and after such five year period, the Executive (and/or his eligible dependents) will then be entitled to elect continued group Health Care and Executive Health Care coverage at their own expense until August 25, 2013, when the Executive will be eligible for Medicare coverage.

           g. Option to Elect Life Insurance Coverage. In lieu of the compensation and benefits to be paid upon the Executive's death as described in paragraph 9(a), the Executive may elect to have the Company purchase insurance upon his life in such amounts and on such terms as the Company and the Executive shall agree in writing. Such life insurance may be elected by the Executive in lieu of the entire compensation and benefits package described in paragraph 9(a), or it may be elected in lieu of any one or more elements (salary, bonus, stock options or restricted stock) of that compensation and benefits package. After its purchase of such life insurance, upon the Executive's termination pursuant to paragraph 7(a)[Death] the Company shall have no further obligation to provide to the Executive (or his designees, heirs or estate) the compensation and/or benefits described in paragraph 9(a) which the Executive and the Company have agreed to replace with such life insurance. The Executive shall have the sole and exclusive right to designate the beneficiary or beneficiaries of any life insurance purchased pursuant to this paragraph.

      10. Exercise of Stock Options Following Termination. If the Executive's employment terminates pursuant to paragraph 7(a)[Death] or (b)[Disability], he (or his estate) may exercise his right to purchase any vested stock under the stock options granted to him by the Company for up to one year following the date of his termination, but not later than the termination date of such options. In all other instances, he may exercise that right for up to three months following the date of his termination, but not later than the termination date of such options. All such purchases must be made by the Executive in accordance with the applicable stock option plans and agreements between the parties.

      11. Successors; Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's written designee or, if there be no such designee, to the Executive's estate.

     12. Insurance and Indemnity. The Company shall, to the extent permitted by law, include the Executive during the term of this Agreement under any directors and officers liability insurance policy maintained for its directors and
officers,  with  coverage  at  least  as  favorable  to   the
Executive in amount and each other material respect as the coverage of other directors and officers covered thereby. This obligation to provide insurance and indemnify the Executive shall survive expiration or termination of this Agreement with respect to proceedings or threatened proceedings based on acts or omissions of the Executive occurring during the Executive's employment with the Company or with any

       begin page 9

affiliated  company.  Such obligations shall be binding  upon the  Company's successors and assigns and shall inure to  the
benefit    of    the   Executive's   heirs    and    personal
representatives.

      13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:          Norman A. Ferber
                                   c/o Ross Stores, Inc.
                                   8333 Central Avenue
                                   Newark, CA 94560-3433

     If to the Company:       Ross Stores, Inc.
                              8333 Central Avenue
                              Newark, CA 94560-0728
                              Attention:  Corporate Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      14. Modification or Waiver; Entire Agreement. No provision of this Agreement may be modified or waived except in a document signed by the Executive and the chairman of the Compensation Committee of the Board or such other person as may be designated by the Board. This Agreement, along with any stock option or restricted stock agreements between the parties, constitute the entire agreement between the parties regarding their employment relationship, and any other agreements, including the Initial Contract, are terminated and of no further force or legal effect. To the extent that this Agreement is in any way inconsistent with any prior restricted stock or stock option agreements between the parties, this Agreement shall control. Provided, however, that nothing in this Agreement is intended to or shall modify in any way the Stock Grant Agreement of March 16, 1992
between the parties, which shall remain in full force and effect. No agreements or representations, oral or otherwise, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

       15. Governing Law; Severability. The validity, interpretation, construction and performance of this
Agreement shall be governed by the laws of the State of California. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     16. No Mitigation. The Executive shall have no duty to seek other employment in order to mitigate payments that the Company may be required to make to him or for his benefit hereunder in the event of the termination of his employment. Provided, however, that if the Executive obtains other employment during any period in which he is entitled to receive continued salary or bonus payments under paragraph 9, any salary or bonus payments earned by the Executive during such period shall reduce the Company's obligation

       begin page 10

to pay continued salary and/or bonus payments under paragraph
9 by the amount of the salary and/or bonus payments so earned by the Executive.

      17. Withholding. All payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable law. To the extent permitted, the Executive may provide all or any part of any necessary withholding by contributing Company stock with value, determined on the date such withholding is due, equal to the number of shares contributed multiplied by the closing NASDAQ price on the date preceding the date the withholding is determined.

     18. Arbitration. In the event of any dispute or claim relating to or arising out of the parties' employment relationship or this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, race, sex, disability or other discrimination), all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in Alameda County, California; provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

      19. Attorneys' Fees. Each party shall bear its own attorneys' fees and costs incurred in any action or dispute arising out of this Agreement.

     20. Miscellaneous. No right or interest to, or in, any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude Executive from designating in writing one or more beneficiaries to receive any amount that may be payable after Executive's death and shall not preclude the legal representative of Executive's estate from assigning any right hereunder to the person or persons entitled thereto. This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives and the Company and its successors.

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the date and year first above written.

 ROSS STORES, INC.


 By:  /s/ DONALD G. FISHER                    /S/ NORMAN A. FERBER
 Title: Chairman, Compensation Committee      EXECUTIVE